STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”), is entered into as of May 8, 2020 (the “Effective Date”), among PINEDALE CORRIDOR, LP, a Delaware limited partnership, as borrower (“Borrower”), the lenders party hereto (each individually a “Lender” and collectively, “Lenders”), and PGIM, INC., as Collateral Agent for the Lenders (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Lenders (as defined therein), and Agent are parties to that certain Second Amended and Restated Term Credit Agreement and Note Purchase Agreement dated as of December 29, 2017 (as may be amended, restated, consolidated, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has notified the Collateral Agent and Lenders that (i) an Event of Default under Section 11(r) of the Credit Agreement may occur as a result of the occurrence of a “Level 1 Lessee Default” under the Ultra Lease due to the occurrence of a “Lessee Event of Default” described in Section 23.1(g) of the Ultra Lease and (ii) an Event of Default under Section 11(c) may occur as a result of the Borrower’s accounting for the impairment of assets and the resulting impact on the Net Worth financial covenant set forth in Section 10.15(c) of the Credit Agreement as at June 30, 2020 (collectively, the Events of Default in (1) and (ii), the “Specified Events of Default”); and

WHEREAS, solely with respect to the Specified Events of Default, the Borrower has requested that the Required Holders forbear from exercising any rights under Section 12(b) of the Credit Agreement or any similar acceleration right under any other Note Document or at law or in equity to declare all or any of the Notes then outstanding to be immediately due and payable (the “Specified Acceleration Right”), and the Required Holders are willing to do so, but only pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

1.Agreement to Standstill. Upon the terms and subject to the conditions set forth in this Agreement, the Required Holders hereby agree to not exercise or enforce the Specified Acceleration Right in any manner for the period beginning on the Effective Date through the occurrence of a Termination Event. As used herein, the “Termination Event” shall mean the earlier of (i) 11:59 pm Central Time on September [1], 2020, (ii) the occurrence and continuation of a Default or Event of Default under the Credit Agreement (other than the Specified Events of Default), (iii) the failure by the Borrower to perform or observe any of its agreements contained in this Agreement in any material respect, and (iv) any representation or warranty contained in this Agreement shall be false or misleading in any material respect. Upon the occurrence of a Termination Event, and from and after such time (i) the Specified Events of Defaults shall be reinstated and shall be deemed to have been continuing for all periods since the occurrence of such Specified Events of Default, (ii) the agreement of the Lenders hereunder to forbear from exercising their rights and remedies under the Credit Agreement shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrower hereby waives, and (iii) the Lenders may, in their sole and absolute discretion proceed to exercise any or all of their rights and remedies under the Credit Agreement, including the Specified Acceleration Right, and/or applicable law, in equity or otherwise, including without limitation, their rights and remedies on account of the Specified Events of Default. This standstill shall be effective only in this specific instance and only with respect to the Specified Events of Default, and this standstill shall not entitle the Borrower to any other or further standstill in any similar or other circumstances unless otherwise agreed by the Agent and the Lenders.

1.No other Amendments or Waiver. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided above, operate as an amendment or waiver of any right, power or remedy of Lenders or Agent under the Credit Agreement or any of the other Note Documents, nor constitute an amendment or waiver of any provision of the Credit Agreement or any of the other Note Documents. Except for the waiver expressly set forth above, the text of the Credit Agreement and all other Note Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and confirms its obligations thereunder. This Agreement shall not constitute a modification of the Credit Agreement or a course of dealing with Agent and Lenders at variance with the Credit Agreement such as to require further notice by Agent or Lenders to require strict compliance with the terms of the Credit Agreement and the other Note Documents in the future.

1.Covenants. In addition to the covenants set forth in the Credit Agreement, the Borrower shall comply with the following covenants from and after the Effective Date:

a.The Borrower shall not make any Distribution; and

a.The Borrower agrees and acknowledges that, notwithstanding the forbearance provided herein, it shall not take any action that it would otherwise be prohibited from taking under the Credit Agreement or any other Note Documents as a result of the existence of a Default or Event of Default without prior written consent of the Lenders.

a.The Borrower agrees and acknowledges that it shall maintain sufficient cash to pay all interest and principal payments due to the lenders through September 1, 2020.

1.Default Interest. Notwithstanding the forbearance provided for herein, interest shall accrue from the Effective Date at the Default Rate of interest and be payable on the monthly interest payment dates.

1.Conditions to Effectiveness. This Agreement shall become effective as of the Effective Date when, and only when, each of the following conditions precedent shall have been satisfied, in form and substance satisfactory to it:

a.Agent shall have received counterparts of this Agreement duly executed by Borrower and the Required Holders;

a.The representation and warranties made by the Borrower herein shall be true and correct in all material respects at and as of the date hereof and the representations and warranties made by the Borrower in the other Note Documents shall have been true and correct when made (other than those representation and warranties made as of a specified earlier date); and

a.Agent shall have received such other documents, instruments, agreements and certificates as Agent may reasonably require in connection with this Agreement (the “Other

Agreement Documents”), each duly executed on behalf of Borrower or Pinedale GP, as the case may be.

1.Representations and Warranties. Borrower represents and warrants as follows:

a.The execution, delivery and performance by Borrower of this Agreement are within Borrower’s legal powers, have been duly authorized by all necessary partnership or other action of Borrower and Pinedale GP, and do not contravene (i) the organizational documents of Borrower and Pinedale GP, or (ii) any law or contractual restriction binding on or affecting such Person;

a.Except for approvals which have been obtained, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrower of this Agreement or any of the Note Documents, as amended hereby and by the Other Agreement Documents, to which such Person is or will be a party;

a.This Agreement and each of the Other Agreement Documents constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditor’s rights generally; and

a.No Default or Event of Default is existing after giving effect to the provisions of this Agreement.

Borrower acknowledges that Agent and each Lender is relying on the warranties, representations, releases and agreements of Borrower in this Agreement, and would not enter into this Agreement or agree to modify the Loan terms without such warranties, representations, releases and agreements.

1.No Defenses, Claims, Etc.; Waiver and Release of Same. Borrower acknowledges, represents and agrees that neither Borrower nor Pinedale GP, as of the date hereof, has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Note Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of any of the foregoing, with respect to the Note Documents and the transactions contemplated therein, and Borrower hereby expressly waives, releases and relinquishes any and all such defenses, setoffs, claims, counterclaims and causes of action, if any, whether known or unknown and any acts, statements, and/or representations made by Agent or any Lender in connection with the negotiation and execution of this Agreement.

1.No Implied Amendments; No Novation. Except as expressly hereinabove set forth or in any Other Agreement Document executed in connection herewith, all terms, covenants and provisions of the Credit Agreement and the other Note Documents remain unaltered and in full force and effect, and Borrower does hereby expressly ratify and confirm the Credit Agreement and the other Note Documents as modified and amended herein and in the Other Agreement Documents. Nothing in this Agreement shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Credit Agreement and the Notes or the other obligations of Borrower or Pinedale GP under the Note Documents.

1.Final Agreement. THIS AGREEMENT AND THE OTHER AGREEMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

1.Reference to and Effect on the Note Documents. Upon the effectiveness of this Agreement, on and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Note Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. This Agreement shall be deemed to be a Note Document for all purposes.

1.Costs, Expenses and Taxes. Borrower agrees to pay on demand all of Agent’s reasonable legal, due diligence, and other out-of-pocket expenses incurred in connection with the negotiation, preparation and closing of this Agreement, the other instruments and documents to be delivered hereunder and the transactions contemplated herein, including, without limitation, the fees and out-of-pocket expenses of Lender’s counsel with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder, thereunder and under the other Note Documents.

1.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

1.Revival of Liability. To the extent that any payment or payments made to Agent or Lenders under this Agreement, or any payment or proceeds of any property received by Agent or Lenders in the reduction of the amounts due under the Credit Agreement or with respect to any of the other Obligations are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to a surety, or any other person liable for any of the obligations evidenced and/or secured by the Note Documents, whether directly or indirectly, as a debtor-in-possession or to a receiver or any other person under any bankruptcy law, state or federal law, common law or equitable cause (collectively, the “Invalidated Payments”), then the portion of such indebtedness due under the Credit Agreement, as amended hereby, equal to the Invalidated Payments and the Liens given to secure the Obligations will be revived and will continue in full force and effect as if such payment or proceeds had never been received by Agent or Lenders.

1.Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic PDF transmission shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument the date first set forth above.

BORROWER:

PINEDALE CORRIDOR, LP, a Delaware limited partnership

By: Pinedale GP, Inc., its general partner

By: /s/ David J. Schulte
Name: David J. Schulte
Title: Director and President

PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST

By: Prudential Arizona Reinsurance Universal Company, as Grantor

By: PGIM, Inc., as Investment Manager

By: /s/ Brian Lemons
Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Brian Lemons
Assistant Vice President

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY

By: PGIM, Inc., as investment manager

By: /s/ Brian Lemons
Vice President

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

By: PGIM, Inc., as investment manager

By: /s/ Brian Lemons
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Brian Lemons
Vice President